File No. 333-__________

      As filed with the Securities and Exchange Commission on June 16, 2004
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                           NATIONAL DENTEX CORPORATION
             (Exact name of registrant as specified in its charter)

                   MASSACHUSETTS                04-2762050
            (State or other jurisdiction of   (I.R.S. Employer
          incorporation or organization)      Identification No.)

               526 BOSTON POST ROAD, WAYLAND, MASSACHUSETTS 01778
                    (Address of Principal Executive Offices)

                           NATIONAL DENTEX CORPORATION
                                 2001 STOCK PLAN
                            (Full title of the Plan)

                             RICHARD F. BECKER, JR.
              Vice President - Finance and Chief Financial Officer
                           National Dentex Corporation
                              526 Boston Post Road
                          Wayland, Massachusetts 01778
                    (Name and address of agent for services)
                                 (508) 358-4422
                     (Telephone number, including area code,
                              of agent for service)
                                    copy to:

                           MICHAEL L. ANDRESINO, ESQ.
                         Posternak Blankstein & Lund LLP
                                Prudential Tower
                               800 Boylston Street
                              Boston, MA 02199-8004
                                 (617) 973-6100
                              --------------------



================================================================================

                         Calculation of Registration Fee

--------------------------------------------------------------------------------
                                               Proposed           Proposed
                                               Maximum            Maximum
Title of                                       Offering           Aggregate           Amount of
Securities to            Amount to be          Price              Offering            Registration
be Registered            Registered  (1)       Per Share  (2)     Price     (2)       Fee
-------------            ---------------       --------------     --------------      ------
Common Stock
$0.01 par value          250,000 shares        $30.14             $7,535,000          $954.69




--------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement also covers such additional securities that may be offered to prevent dilution as a result of a stock split, stock dividend, or other similar transaction.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of determining the registration fee and is based upon the market value of outstanding shares of the Company's common stock on June 10, 2004, utilizing the average ($30.14) of the high ($30.50) and low ($29.77) sale prices reported on the NASDAQ National Market System for that date.

================================================================================

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



         This Registration Statement is being filed to register an additional 250,000 shares of our common stock issuable pursuant to the provisions of our 2001 Stock Plan, as recently amended. The earlier Registration Statement that we filed with the Securities and Exchange Commission ("SEC") on August 1, 2001 (File No. 333-66446) relating to our 2001 Stock Plan is incorporated by reference into this Registration Statement. This incorporation is made under General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.
          -----------------------------------------------

         The SEC allows us to "incorporate by reference" in this registration statement the information in the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this registration statement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this registration statement. We incorporate by reference in this registration statement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Ac of 1934, as amended (the "Exchange Act"), until all of the securities that may be offered by this registration statement are sold, except that we are not incorporating by reference any information that is not deemed to be filed under those sections.

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

     o Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004; and

     o The description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-23092) filed under the Exchange Act.

         We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests for copies should be addressed to:

                           National Dentex Corporation
                        Attention: Richard F. Becker, Jr.
                              526 Boston Post Road
                                Wayland, MA 01778
                            Telephone: (508) 358-4422


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



Item 4.   Description of Securities.
          -------------------------

          Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         The validity of the shares to be offered hereby will be passed upon for us by Posternak Blankstein & Lund LLP ("PBL") of Boston, Massachusetts. Donald
H. Siegel, P.C., a partner of PBL, serves as our Clerk.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

         Section 67 of the Massachusetts Business Corporation Law, as currently in force and effect, provides that a corporation may indemnify its directors, officers, employees or other agents. Section 13(b) (1-1/2) of the Massachusetts Business Corporation Law provides that the Articles of Organization may contain a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

         Article Six of our Articles of Organization, as amended, eliminates the personal liability of each member of our Board of Directors to National Dentex Corporation (the "Company") or its stockholders for monetary damages for breach of fiduciary duty as a director. However, the liability of a director is not eliminated (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or any amendatory or successor provision thereto, or (iv) for any transaction from which such director derived an improper personal benefit. This provision is intended to afford directors additional protection, and limit their potential liability, from suits alleging a breach of duty of care by a director. We believe that this provision will assist us in maintaining and securing the services of directors who are not employees of the Company. As a result of the inclusion of such a provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders for any particular case, stockholders may not have any effective remedy against the challenged conduct.

         Our By-Laws also provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by Massachusetts law, which generally requires that the individual act in good faith and in a manner he reasonably believes to be in or not opposed to the Company's best interests.

         We have an insurance policy that insures our directors and officers against certain liabilities which may be incurred in connection with the performance of their duties.

         A new Massachusetts Business Corporation Act will become effective on July 1, 2004. Although the scope of permissive indemnification of directors and officers is not fundamentally different in the new Massachusetts statute, there are some differences of detail between Section 8.51 of the new statute and
Section 67 of the existing statute, which is described above. We will be reviewing our Articles of Organization and By-Laws, as amended and currently in effect, to determine what changes, if any, are necessary or advisable in light of the new statute. Independent of any action on our part, Section 8.52 of the new statute requires all Massachusetts corporations to indemnify a director who is wholly successful in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

         The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibit

  4.1 Restated Articles of Organization of the Company, filed with the Massachusetts Secretary of State on October 14, 1993 (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-70440) declared effective by the SEC on December 21, 1993).

  4.2 By-Laws of the Company, as amended December 31, 1982 and May 26, 1992 (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-70440) declared effective by the SEC on December 21, 1993).

  4.3 2001 Stock Plan, as amended on April 10, 2001 (incorporated by reference from the Registration Statement on Form S-8 (File No. 333-66446) as filed with the SEC on August 1, 2001).

  4.4 Second Amendment to 2001 Stock Plan, dated as of April 13, 2004 (filed herewith).

  5.1 Opinion of Posternak Blankstein & Lund LLP as to the legality of the securities being registered (filed herewith).

23.1     Consent of PricewaterhouseCoopers LLP (filed herewith).


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




23.2     Consent of Counsel, contained in its opinion filed as Exhibit 5.1.

24.1     Power of Attorney, included on the signature pages hereto.

Item 9.   Undertakings.
          ------------

         a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a) (3) of the Securities  Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a) (l) (i) and (a) (1)
                  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnish to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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

         c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wayland, Commonwealth of Massachusetts, on this 16th day of June, 2004.

                           NATIONAL DENTEX CORPORATION


                           By:      /s/ DAVID L. BROWN
                              --------------------------------------------------
                                    David L. Brown, President and Chief
                                    Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

         Each person whose signature appears below hereby severally constitutes and appoints David L. Brown and Richard F. Becker, Jr. and each of them singly as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, acting singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue hereof.



                                  By:    /s/ DAVID V. HARKINS
                                     -------------------------------------------
                                         David V. Harkins, Chairman of the Board
                                         and Director
                                         June 16, 2004


                                  By:     /s/ JACK R. CROSBY
                                     -------------------------------------------
                                          Jack R. Crosby, Director
                                          June 16, 2004


                                  By:      /s/ DANIEL A. GRADY
                                     -------------------------------------------
                                           Daniel A. Grady, Director
                                           June 16, 2004


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


                                  By:      /s/ NORMAN F. STRATE
                                     -------------------------------------------
                                           Norman F. Strate, Director
                                           June 16, 2004

                                  By:      /s/ DAVID L. BROWN
                                     -------------------------------------------
                                           David L. Brown, President, Chief
                                           Executive Officer, and Director
                                           (Principal Executive Officer)
                                           June 16, 2004


                                   By:      /s/ RICHARD F. BECKER, JR.
                                      ------------------------------------------
                                            Richard F. Becker, Jr., Vice
                                            President, Finance, and Chief
                                            Financial Officer (Principal
                                            Financial and Accounting Officer)
                                            June 16, 2004





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